Exhibit 99.1

Applied UV, Inc. Announces Pricing of $6.4 Million Underwritten Public Offering

MOUNT VERNON, NY / ACCESSWIRE / November 10, 2020 / Applied UV, Inc. (NASDAQ:AUVI) ("Applied UV" or the "Company"), an infection prevention technology company that applies the power of narrow-range ultra violet light ("UVC") to destroy pathogens safely, thoroughly, and automatically, today announced the pricing of its underwritten public offering of 1,219,048 shares of its common stock at a price of $5.25 per share. The Company expects to receive gross proceeds of approximately $6.4 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

The offering is expected to close on November 12, 2020, subject to customary closing conditions.

Ladenburg Thalmann & Co. Inc. is acting as sole book-running manager.

Applied UV has granted the underwriters a 45-day option to purchase up to an additional 182,857 shares of common stock to cover over-allotments, if any.

The offering is being conducted pursuant to the Company's registration statement on Form S-1 (File No. 333-249830) previously filed with and subsequently declared effective by the Securities and Exchange Commission ("SEC"). A prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov. Electronic copies of the prospectus relating to this offering, when available, may also be obtained from Ladenburg Thalmann & Co. Inc., Prospectus Department, 277 Park Avenue, 26th Floor, New York, New York 10172 or by email at prospectus@ladenburg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, any security in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Applied UV

Applied UV is focused on the development and acquisition of technology that addresses infection prevention in the healthcare, hospitality, commercial and residential markets. Our products utilize disinfection technology that applies the power of UVC to destroy pathogens safely, thoroughly, and automatically. The Company's SteriLumen technology was tested at an independent laboratory that found the SteriLumen mirror and drain to be greater than 97% and 99.99%, respectively, effective in killing the OC43 human coronavirus, a strain of human coronavirus that is genetically similar to SARS-CoV-2. According to the independent laboratory, it is expected that SARS-CoV-2, the virus that causes COVID-19 will be killed in a similar manner to OC43. The Company has two wholly owned subsidiaries; SteriLumen, Inc. ("SteriLumen") and Munn Works LLC ("Munn Works"). SteriLumen develops disinfection devices and technology that combats health care acquired infections ("HAIs"). We formed a team to solve and patent a product and process to neutralize pathogens providing a compelling solution for the hospitality space and a solid path to entering the healthcare market. MunnWorks manufactures fine mirrors specifically for the hospitality industry. Our goal, at Munn Works, is to contribute to the creation of what our design industry clients seek: manufacturing extraordinary framed mirrors.

For more information about Applied UV, Inc., and its subsidiaries, please visit the following websites: https://www.applieduvinc.com/; https://sterilumen.com/; and, https://munnworks.com/.

Forward-Looking Statements

The information contained herein may contain "forward-looking statements." Forward-looking statements reflect the current view about future events. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to the view of management of Applied UV concerning its business strategy, future operating results and liquidity and capital resources outlook. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

CONTACT:

Applied UV Investor Relations

TraDigital IR
Kevin McGrath
+1-646-418-7002
kevin@tradigitalir.com

MJ Clyburn
+1-917-327-6847
clyburn@tradigitalir.com